UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On of June 27, 2016, Epic Stores Corp vacated three (3) of the ten (10) operating stores in order to consolidate product and employees throughout our operations and reduce cash outflows. The stores vacated were located in the Phoenix and Las Vegas markets at 3446 W. Camelback Rd. Suite 1-121 and 1102 N. Higley Rd. #101 & 104, and at 4001 S. Decatur Boulevard respectively.

All three locations are leased through landlords and have remaining terms upon the lease. Epic is working to negotiate settlement terms with respective landlords to minimize impacts on cash flows and daily operations, but there is no guarantee this will be successful. Epic has also reduced staff in the operating location to coincide with the downward sales trends the occur annually during the months of June, July, and August respectively.

Item 2.06 Material Impairments.

As a result of vacating properties Epic Stores Corp. will be required to record an impairment expense of approximately $228,353 related to tenant improvements capitalized for the vacated locations.

Item 8.01 Other Items

In addition to this consolidation, all officers of the company have forgone their contracted wages effective May 2016 in order to conserve available cash for operations.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016	EPIC STORES CORP. By: /s/ Brian Davidson Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

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